INVESCO BOND FUNDS, INC.
                            ------------------------

                            CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

     FIRST: The title of the document being corrected hereby is Articles of Amendment (the "Articles").

     SECOND: The Articles were filed with the State Department of Assessments and Taxation of Maryland ("SDAT") on October 29, 1998.

     THIRD: The only party to the Articles is INVESCO Bond Funds, Inc., a Maryland corporation, registered as an open-end company under the Investment Company Act of 1940 (the "Corporation"), formerly known as INVESCO Income Funds, Inc.

     FOURTH: The Articles were defectively executed, as the Articles were signed, acknowledged and witnessed by officers who are not permitted to do so under the Maryland General Corporation Law.

     FIFTH: The provision of the Articles, which is to be corrected hereby and as previously filed with SDAT, is attached hereto as Exhibit A.

     SIXTH: The corrected provision of the Articles is attached hereto as Exhibit B.

     The undersigned President acknowledges this Certificate of Correction to be the corporate act of the Corporation and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.



                           [SIGNATURE PAGE FOLLOWS]
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     IN  WITNESS  WHEREOF,  the  Corporation  has  caused  this  Certificate  of
Correction to be signed in its name and on its behalf by the officers below on this 25th day of January, 2002.


ATTEST:                                INVESCO BOND FUNDS, INC.


/s/ Glen A. Payne                      By: /s/ Raymond R. Cunningham
_________________                          _________________________
Glen A. Payne                              Raymond R. Cunningham
Secretary                                  Vice President
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                                  EXHIBIT A


     The undersigned, Secretary of the Company, who is executing on behalf of the Company the foregoing Articles of Amendment, of which this paragraph is made a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles of Amendment to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

                                  EXHIBIT B

     The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and further, as to all matters or facts required to be verified under oath, the undersigned President acknowledges, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.